UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015

TRANSATLANTIC PETROLEUM LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

16803 Dallas Parkway Dallas, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 14, 2015, TransAtlantic Petroleum Ltd. (the “Company”) unwound half of the remaining volumes of its crude oil hedge collars and three-way collars for the period from October 14, 2015 through March 31, 2019 and purchased additional puts with a $50.00 strike price in replacement of a portion of the unwound volumes (the “Hedging Transactions”).  The puts with a $50.00 strike price were purchased pursuant to the requirements of our senior secured credit facility (the “Senior Credit Facility”) with BNP Paribas (Suisse) SA and the International Finance Corporation. The Hedging Transactions resulted in proceeds of $13.0 million.

We used the proceeds of the Hedging Transactions to repay indebtedness under our Senior Credit Facility.

The following tables show our derivative position as of October 14, 2015 after giving effect to the Hedging Transactions:

			Weighted	Weighted
			Average	Average
		Quantity	Minimum	Maximum Price
Type	Period	(Bbl/day)	Price (per Bbl)	(per Bbl)

Collar	October 14, 2015—December 31, 2015	1,082	$73.44	$80.22
Collar	January 1, 2016—December 31, 2016	448	$66.50	$70.00

		Collars			Additional Call

			Weighted	Weighted	Weighted
			Average	Average	Average
			Minimum	Maximum	Maximum
		Quantity	Price	Price	Price
Type	Period	(Bbl/day)	(per Bbl)	(per Bbl)	(per Bbl)

Three-way collar contract	January 1, 2016—December 31, 2016	355	$85.00	$97.25	$114.25
Three-way collar contract	January 1, 2017—December 31, 2017	296	$85.00	$97.25	$114.25
Three-way collar contract	January 1, 2018—December 31, 2018	242	$85.00	$97.25	$114.25
Three-way collar contract	January 1, 2019—March 31, 2019	221	$85.00	$97.25	$114.25

			Weighted
		Quantity	Average
Type	Period	(Bbl/day)	Price (per Bbl)

Put	October 14, 2015—December 31, 2015	438	$50.00
Put	January 1, 2016—December 31, 2016	277	$50.00
Put	January 1, 2017—December 31, 2017	322	$50.00
Put	January 1, 2018—December 31, 2018	247	$50.00
Put	January 1, 2019—March 31, 2019	216	$50.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 19, 2015

TRANSATLANTIC PETROLEUM LTD.

		By:	/s/ Chad Burkhardt
Chad Burkhardt
Vice President, General Counsel and Corporate Secretary